EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Prospector Funds, Inc., does hereby certify, to such officer’s knowledge, that the report on Form N CSR of the Prospector Funds, Inc. for the semi-annual period ended June 30, 2024 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in material respects, the financial condition and result of operations of the Prospector Funds, Inc. for the stated period.

/s/ John D. Gillespie	/s/ Peter N. Perugini Jr.
John D. Gillespie President, Prospector Funds, Inc.	Peter N. Perugini Jr. Treasurer, Prospector Funds, Inc.

Dated:	8/29/2024	Dated:	8/29/2024

This statement accompanies this repoti on Fotm N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. and shall not be deemed as filed by Prospector Funds, Inc. for purposes of the Securities Exchange Act of 1934.